AXP New Dimensions Fund, Inc.
     AXP Growth Dimensions Fund
     AXP New Dimensions Fund
File No. 2-28529/811-1629

         Exhibit Index:

(d)(2): Investment Management Services Agreement dated March 9, 2000 between Registrant and American Express Financial Corporation.

(d)(3): Amendment to Investment Management Services Agreement dated March 9, 2000 between Growth Trends Portfolio and American Express Financial Corporation.

(h)(7): Agreement and Plan of Reorganization dated March 10, 2000 between Strategist Growth Fund, Inc., on behalf of Strategist Growth Trends Fund and AXP New Dimensions Fund.

(h)(11): Amendment to Administrative Services Agreement dated March 9, 2000 between Registrant, on behalf of AXP New Dimensions Fund and American Express Financial Corporation.

(i):      Opinion and Consent of Counsel dated September 26, 2000.

(j):      Independent Auditors' Consent dated September 26, 2000.

(m)(3): Plan and Agreement of Distribution dated March 9, 2000 between Registrant on behalf of AXP Growth Dimensions Fund and American Express Financial Advisors.